EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN THE
BANK OF AMERICA MERRILL LYNCH 2014 REFINING CONFERENCE

EL PASO, Texas - March 5, 2014 - Western Refining, Inc. (NYSE:WNR) announced today that Company management will participate in the Bank of America Merrill Lynch 2014 Refining Conference in New York City on Thursday, March 6, 2014. The presentation is currently scheduled for 3:20 pm ET and will be webcast live. A link to the live webcast and presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning March 6, 2014, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 65% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.